UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

U-SWIRL, INC.

(Exact name of registrant as specified in is charter)

Nevada	000-53130	43-2092180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Dr., Durango, CO 81303

(Address, including zip code, of principal executive offices)

(702) 586-8700

Registrant's telephone number, including area code:

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On October 28, 2015, the registrant received a Notice of Default (the “Notice”) under the Loan and Security Agreement, dated January 16, 2014 (the “Loan and Security Agreement”), by and between the registrant and its parent, Rocky Mountain Chocolate Factory, Inc. (“RMCF”). The Notice cited the registrant’s failure to comply with the minimum operating performance covenant set forth in the Loan and Security Agreement, which required the registrant to maintain its consolidated adjusted EBITDA at a certain level. Failure to do so is an event of default under the Loan and Security Agreement.

RMCF declared that effective October 28, 2015, interest on the obligations will accrue at the default rate of 15% per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-SWIRL, INC.

Date: October 28, 2015	By:	/s/ Bryan J. Merryman
Bryan J. Merryman, Chief Executive Officer

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